EXHIBIT 15

To the Board of Directors and Shareholders of Morgan Stanley:

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2007 and for the three-month and six-month periods ended May 31, 2007 and 2006, and have issued our report dated July 9, 2007 (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of Statement of Financial Accounting Standards No. 157, “Fair Value Measurement” and Statement of Financial Accounting Standards No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” and an explanatory paragraph regarding Morgan Stanley’s spin-off of Discover Financial Services). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended May 31, 2007, is incorporated by reference in the following Registration Statements of Morgan Stanley:

Filed on Form S-3:
Registration Statement No. 33-57202
Registration Statement No. 33-60734
Registration Statement No. 33-89748
Registration Statement No. 33-92172
Registration Statement No. 333-07947
Registration Statement No. 333-27881
Registration Statement No. 333-27893
Registration Statement No. 333-27919
Registration Statement No. 333-46403
Registration Statement No. 333-46935
Registration Statement No. 333-76111
Registration Statement No. 333-75289
Registration Statement No. 333-34392
Registration Statement No. 333-47576
Registration Statement No. 333-83616
Registration Statement No. 333-106789
Registration Statement No. 333-117752
Registration Statement No. 333-129243
Registration Statement No. 333-131266

Filed on Form S-4:
Registration Statement No. 333-25003

Filed on Form S-8:
Registration Statement No. 33-63024
Registration Statement No. 33-63026
Registration Statement No. 33-78038
Registration Statement No. 33-79516
Registration Statement No. 33-82240
Registration Statement No. 33-82242
Registration Statement No. 33-82244
Registration Statement No. 333-04212
Registration Statement No. 333-28141
Registration Statement No. 333-28263
Registration Statement No. 333-62869
Registration Statement No. 333-78081
Registration Statement No. 333-95303
Registration Statement No. 333-85148

Registration Statement No. 333-85150
Registration Statement No. 333-108223
Registration Statement No. 333-142874

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statements prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

Deloitte & Touche LLP

New York, New York

July 9, 2007